BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)         441 VINE STREET          JOANN M. STRASSER
JAMES R. CUMMINS           CINCINNATI, OHIO 45202        AARON A. VANDERLAAN
ROBERT S BROWN            TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN      TELECOPIER (513) 381-2125      OF COUNSEL
LYNNE SKILKEN                                            GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN




                                                              June 17, 1999


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas 76092


Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 9 to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 26 to your Registration Statement (the "Amendment"), and consent to all references to us in your Amendment.

                                           Very truly yours,

                                             /s/
                                           Brown, Cummins & Brown Co., L.P.A.

BCB/jlm